POWER OF ATTORNEY
      Know all by these presents, that the undersigned, hereby makes, constitutes and appoints each of JOANNE F. CATANESE and ERIC B. MILLER., each acting individually, as his true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:
      (1)	prepare, execute, acknowledge, deliver and file any and all
Forms 3, 4, and 5 (including any amendments thereto), and any documents necessary to facilitate the filing of Section 16 reports with the United
States Securities and Exchange Commission, any national securities exchanges and FTI Consulting, Inc. (the "Company"), as considered necessary or advisable under Section 16(a) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time
(the "Exchange Act");
      (2)       seek or obtain, as the undersigned's representative and on the undersigned's behalf, information on transactions in the Company's se-curities from any third party, including brokers, employee benefit plan ad-ministrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and
      (3)	do and perform any and all other acts which in the discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing, it being understood, that the documentsexecuted by such attorney-in-fact on behalf of the undersigned, pur-
suant to this Power of Attorney, shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.
      The undersigned acknowledges that:
      (1)	this Power of Attorney authorizes, but does not require, each such attorney-in-fact to act in his discretion on information provided to such attorney-in-fact without independent verification of such information, andnothing in this Power of Attorney relieves the undersigned from responsibi-lity for compliance with the undersigned's obligations under the Exchange Act, including without limitation the reporting requirements under Section 16 of the Exchange Act; and
      (2)	neither the Company nor either of such attorneys-in-fact
assumes (i) any liability for the undersigned's responsibility to comply with the requirements of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under Section 16(b) of the Exchange Act.
      The undersigned hereby gives and grants each attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever re-
quisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Power of Attorney.
      The undersigned also agrees to indemnify and hold harmless the Company and each attorney-in-fact against any losses, claims, damages, or liabilities
 (or actions in these respects) that arise out of or are based upon any untrue statement or omission of necessary facts in the information provided by the undersigned to the attorney-in-fact for purposes of preparing, executing, acknowledging, delivering and filing Forms 3, 4, and 5 (including any amend-ments thereto) and any documents necessary to facilitate the filings of
Section 16 reports, and agrees to reimburse the Company and the attorneys -in-fact herein for any legal or other expenses reasonably incurred in con-nection with investigating or defending against any such loss, claim, damage, liability or action.
      The validity of this Power of Attorney shall not be affected in any man-ner by reason of the execution, at any time, of other powers of attorney by the undersigned in favor of persons other than those named herein.
      This Power of Attorney shall remain in full force and effect until re-voked by the undersigned in a signed writing delivered to each such attorney-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 11th day of September, 2007.



					/s/ George P. Stamas
                                            George P. Stamas


District of Columbia          )
                              )
                              )

      On this 11th day of September, 2007, GEORGE P. STAMAS personally ap-peared before me, and acknowledged that he/she executed the foregoing in-strument for the purposes therein contained.
      IN WITNESS WHEREOF, I have hereunto set my hand and official seal.

/s/ Michael Herbert, Sr.

Notary Public For District of Columbia

My Commission Expires: July 14, 2010